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                                   EXHIBIT-4*






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*Pursuant to a request for Confidential Treatment under Rule 24b-2 of the Securities and Exchange Act of 1934, as amended, confidential portions have been omitted and filed separately with the Commission.

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                           CAPACITY PURCHASE AGREEMENT
                            N(DEGREE) FTLD/CSS/02/024

THIS AGREEMENT is entered into on                           , 2002.

BETWEEN

(1) FRANCE TELECOM LONG DISTANCE USA, LLC., a company incorporated in Delaware and having its principal office at 1717 K Street North West, suite 507, Washington DC, 20036-5333, USA ("Grantor"); and

(2) EQUANT OPERATIONS, INC., a company incorporated in the Delaware and having its principal office at 12490 Sunrise Valley Drive, Reston, Virginia, 20196, USA ("Purchaser");

Each hereinafter jointly referred to as "Parties".

RECITALS

(A)      Grantor has rights on the network described in Schedule 1 (the
         "Network").

(B) Purchaser desires to acquire from Grantor and Grantor is willing to grant to Purchaser, Capacity in the Network on an IRU basis as described in Schedule 2 (the "Capacity") and to provide co-location services as described in Schedule 3 (the "Co-location").

(C) Grantor agrees to provide and Purchaser agrees to take the Capacity and the Co-location on the terms and subject to the conditions set out in this Agreement.

1.       DEFINITIONS AND INTERPRETATION

1.1      In this Agreement:

         "Agreement"                     means this written agreement, including
                                         the schedules.

         "Affiliates"                    means, in respect to any Party, any
                                         other entity controlled by, under
                                         common control with, or controlling
                                         such Party. For the purposes of the
                                         Agreements, the term "control" means a
                                         Person's (1) ownership, directly or
                                         indirectly, of equity securities
                                         entitling it to exercise in the
                                         aggregate at least 50% of the voting
                                         power of the entity in question; or (2)
                                         possession directly or indirectly, of
                                         the power to direct or cause the
                                         direction of the management and
                                         policies of or with respect to the
                                         entity in question, whether through
                                         ownership of securities, by contract or
                                         otherwise.

         "Capacity"                      means the telecommunications bandwidth
                                         supplied by the Grantor for Purchaser's
                                         sole and exclusive use. The Capacity
                                         may be either Wavelengths, Wavelength
                                         Rings or Interim Capacity, as more
                                         fully described in Schedule 2 and
                                         Schedule 2A.

         "Co-location Services"          means the locating of Purchaser's
                                         telecommunications equipment within the
                                         premises of Grantor, as further
                                         described in Schedule 3.

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         "Co-location Fee"               means the amount payable by
                                         Purchaser to Grantor for the
                                         Co-location as further described in
                                         Schedule 5.

         "Committed Delivery Date"       means the Delivery Date on which
                                         Grantor has committed that each
                                         Wavelength or Wavelength Ring or
                                         Co-location Services will meet the RFS
                                         Standard pursuant to Grantor's tests as
                                         further described in Schedule 2 and
                                         Schedule 6, and on which Grantor has
                                         committed to put the Capacity at
                                         Purchaser's disposition for Purchaser
                                         to complete its tests to meet the RFS
                                         Standard, as further described in
                                         Schedule 2 and Schedule 6.

         "Confidential Information"      means in relation to either Party,
                                         information (whether in oral, written
                                         or electronic form) belonging or
                                         relating to that Party, its business
                                         affairs or activities which is not in
                                         the public domain and which: (i) either
                                         Party has marked as confidential or
                                         proprietary, (ii) either Party, orally
                                         or in writing has advised the other
                                         Party is of a confidential nature,
                                         (iii) due to its character or nature, a
                                         reasonable person would treat as
                                         confidential, and/or (iv) the contents
                                         of this Agreement.

         "Corresponding Wavelength
             Ring" means, when talking about a specific Wavelength, the Wavelength Ring the specific Wavelength is part of, as more fully described in Schedule 2.

         "DDF"                           means Digital Distribution Frame.

         "Delivery Date"                 means the date on which a
                                         Wavelength or Wavelength Ring has
                                         successfully met the RFS Standard
                                         pursuant to Grantor's acceptance tests,
                                         and Grantor puts the capacity at
                                         Purchaser's disposition for Purchaser's
                                         to complete Purchaser's acceptance
                                         tests to meet the RFS Standard.

         "Effective Date"                means September 14, 2001 which
                                         date corresponds to the delivery date
                                         of the first of Interim Capacity.

         "Footprint"                     means a dedicated space 60 centimeters
                                         by 60 centimeters which Purchaser shall
                                         order from Grantor pursuant to a
                                         Service Order Form.

         "Initial Payment                means the amount referred to in
                                         Schedule 5, Section 1, (i).

         "Interim Capacity"              means the broadband services
                                         based on Sonet technology, provided by
                                         Grantor to Purchaser, as more fully
                                         described in Schedule 2A. The Interim
                                         Capacity is delivered either to
                                         Purchaser's POPs or to Grantor's
                                         premises for an initial period of six
                                         (6) months.

         "IRU" means an indefeasible right of use of a unit of Capacity dedicated to Purchaser on the Network in accordance with the terms and conditions of this Agreement.

         "OA&M Charges"                  means the operation,
                                         administration and maintenance charges
                                         specified in Clause 5 and Schedule 5.

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         "ODF"                           means Optical Distribution Frame.

         "POP" means a Point of Presence where Grantor exchanges telecommunications services with customers or other telecommunications carriers. The POPs are listed in Schedule 4.

         "Purchase Price"                means the amount payable by Purchaser
                                         to Grantor for the Capacity as
                                         specified in Schedule 5.

         "Requested Delivery Date"       means the date identified in the
                                         Service Order Form, on which Purchaser
                                         requests Grantor to activate a
                                         Wavelength and/or Wavelength Ring and
                                         the Co-location Services, as further
                                         described in Schedule 6, Section 1.1.

         "RFS Date"                      means, with respect to each Wavelength
                                         and Wavelength Ring, the date on which
                                         such Wavelength or Wavelength Ring
                                         meets Grantor's and Purchaser's
                                         acceptance tests as described in Clause
                                         2.1 and Schedule 6 and Schedule 7.

         "RFS Standard"                  means the standards identified in
                                         Schedule 7 which both Purchaser's and
                                         Grantor's acceptance tests must meet.

         "Service Order"                 means an order for Capacity or
                                         Co-location placed by Purchaser with
                                         Grantor by means of completion of the
                                         Service Order Form.

         "Service Order Form"            means a form to be completed by
                                         Purchaser with Grantor when placing an
                                         order for Capacity or Co-location
                                         Services, a model of each of which is
                                         attached as Schedule 8.

         "Site(s)"                       means the site(s) between and at
                                         which the Capacity and the Co-location
                                         are to be provided to Purchaser as more
                                         specifically described as "Site A" and
                                         "Site B" in Schedule 2, Schedule 2A,
                                         Schedule 3 and in the Service Order
                                         Form.

         "SOF Acceptance Date"           means the date on which Grantor
                                         acknowledges receipt from Purchaser of
                                         a completed Service Order Form, as
                                         described in Schedule 6, Section 1.

         "Term" means the period from the execution of this Agreement until the expiry of the last Wavelength Term running.

         "The Network"                   means the telecommunication systems run
                                         by the Grantor from time to time, for
                                         the purpose of providing the Capacity.
                                         In the framework of this Agreement, the
                                         Network is limited to the Sites listed
                                         in Schedule 4.

         "Wavelength(s)"                 means an unprotected 2.5 Gbps
                                         point-to-point broadband service, based
                                         on DWDM technology, routed on the
                                         Network, and delivered at Grantor's
                                         POPs, as further described in
                                         Schedule 2.

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         "Wavelength Ring"               means a set of Wavelengths making a
                                         closed loop. The speed rate of one
                                         Wavelength Ring is 2.5 Gbps, as further
                                         described in Schedule 2.

         "Wavelength Term"               means ten (10) years from the RFS Date
                                         of the Wavelength or the RFS Date of
                                         the Corresponding Wavelength Ring.

         "Working Day"                   means local business days 8.30 am to
                                         6.30 pm local time excluding bank and
                                         public holidays in the countries in
                                         which the relevant Sites are located.

1.2 Where the context so admits or requires words denoting the singular include the plural and vice versa and words denoting any gender include all genders.

1.3 Clause headings are purely for ease of reference and do not form part of or affect the interpretation of this Agreement.

1.4 References to Clauses and Schedules are to Clauses of and Schedules of this Agreement.

1.5 References to each Party herein include references to its successors in title, permitted assigns and novatees.

1.6 In the event of any inconsistency between the provisions of any schedule hereto and the provisions of the main body of this Agreement, the latter shall prevail to the extent of the inconsistency.


2.       PROVISION OF CAPACITY AND CO-LOCATION

         Grantor shall provide the Capacity and Co-location subject to the conditions set forth below.

2.1      Wavelengths

2.1.1    Purchaser hereby agrees to acquire the Wavelengths specified in
         Schedule 2 hereof on an IRU basis for the Purchase Price on the terms and conditions set forth in this Agreement.

         Grantor will provide the Wavelength Rings for the Wavelength Term, unless this Agreement is terminated earlier under Clause 8, in which case such provision of Wavelength Rings shall terminate automatically. The Wavelength Term may be extended under Clause 8.1.

2.1.2 The delivery and acceptance testing procedures of Wavelengths and Wavelength Ring are set forth in Schedule 6.(*)


2.1.3 If the RFS Date for any Wavelength or Wavelength Ring does not occur within sixty (60) Working Days of the Committed Delivery Date, Purchaser may terminate its obligation to purchase such Wavelength and the Corresponding Wavelengths on such Wavelength Ring with immediate effect, except where such delay is due to Purchaser. In such case, Grantor shall refund any Initial Payments applicable to such Wavelength or the Corresponding Wavelength Ring, plus any interest accrued on such Initial Payments from the Initial Payments Date to the date Purchaser terminates its obligation to purchase such Wavelength or the Corresponding Wavelength Ring. Such interest shall be calculated at the rate per annum of three (3)-month Euribor rate, or the highest rate applicable by law, whichever is the lesser, in effect from time to time calculated on a daily basis from the date on which payment became due to the date such payment is received by the other.

2.1.4 Thereafter Grantor shall not reroute the Wavelengths without the permission of Purchaser, other than in an emergency or restoral situation. In such an emergency or restoral situation, Grantor shall notify Purchaser of such rerouting as soon as reasonably practicable.

2.1.5    The Capacity shall meet the performance objectives set forth in
         Schedule 6, Service Level Agreement.

2.1.6 Purchaser shall be entitled to cause Grantor to upgrade and expand the Capacity in accordance with Purchaser's network and business growth objectives, insofar as such upgrade is technically possible. Any additional request for capacities, whether expansion, new activation or upgrade ("Additional Capacity") shall be governed by the Agreement for the Purchase of Global Transmission Services by and between France Telecom and Newco dated June 29th, 2001 ("The Global Agreement"), if the Additional Capacity falls within the scope of the Global Agreement. The SLA included in the Agreement shall apply to any such Additional Capacity. The pricing conditions included in the Global Agreement shall apply unless the Parties agree otherwise at the time of the request.

2.1.7 Grantor shall provide a circuit identifier on the Service Order Form which number shall be confirmed at the SOF Acceptance Date.

2.2      Interim Capacity

         The terms and conditions governing the provision of Interim Capacity by Grantor to Purchaser are set forth in Schedule 2A.

2.3      Co-location Services

         The Grantor shall provide and Purchaser shall purchase Co-location Services as specified in Schedule 3 hereof for the Co-location Fee. The Grantor shall provide Co-location Services for the term set forth in the Service Order Form unless this Agreement is terminated earlier under Clause 8, in which case such provision of Co-location Services shall terminate automatically. The provision of Co-location Services may be extended under Clause 8.1.


3.       PAYMENT FOR CAPACITY AND CO-LOCATION SERVICES

3.1 Purchaser shall make payment for the Capacity to Grantor's account in immediately available United States dollars, in accordance with the payment terms set forth in Schedule 5 and 6.

3.2 OA&M CHARGES. Grantor will invoice Purchaser quarterly in advance in United States dollars on the first Working Day of January, April, July and October for the OA&M Charges, with the exception of OA&M to be applied on Capacity activated in between January, April, July and October. In this case, OA&M will be charged to Purchaser at quarterly pro rata temporis from the RFS Date of each Capacity.

         CO-LOCATION SERVICES. Grantor shall invoice Purchaser monthly for all sums payable by Purchaser for Co-location Services. Grantor shall establish the invoice not later than thirty (30) days after the month to which the Co-location Services relates.

3.3 Purchaser shall pay all amounts due under this Agreement within thirty (30) days of the date of the invoice.

3.4 Purchaser shall make all payments under this Agreement by means of a wire transfer to the following Grantor account or any other account designated by Grantor in writing by bank transfer to the following Grantor account:

         CREDIT LYONNAIS
         AGENCE CENTRALE ENTREPRISES PARIS
         CODE IBAN FR76 3000 2007 9000 0000 6230 S35
         CODE SWIFT CRLY FRPP XXX

         Each Party shall be entitled on reasonable grounds to dispute any invoice or payment. In such case, that Party shall give the other Party notice within thirty (30) days of receipt of the disputed invoice or payment, specifying the disputed amount, together with such supporting documentation as shall be necessary to substantiate its claim. The Parties shall co-operate to resolve the dispute in an expeditious manner and in any event within thirty (30) additional days. No claims shall be valid if such notice and documentation is not delivered within such thirty (30) day period. In no event shall either Party withhold any part of any invoice which is not the subject of a bona fide dispute. If the dispute is not resolved within the above prescribed period, it shall follow the Dispute Resolution process defined in Clause 24.

3.5 All amounts due hereunder that are not paid when due, including any amount subject to a bona fide dispute by a Part shall accrue interest at the rate per annum of three (3)-month Euribor rate, or the highest rate applicable by law, whichever is the lesser, in effect from time to time calculated on a daily basis from the date on which payment became due to the date such payment is received by the other.

3.6      The Purchase Price is fair market value.


4.       TAXES

4.1 All payments made by Purchaser under this Agreement shall be made without any deduction, set-off or counterclaim and, except to the extent required by any law or regulation, free and clear of any deduction or withholding on account of any tax, duty or other charges of whatever nature imposed by any taxing or governmental authority (collectively "Taxes").

4.2 All payments under this Agreement are exclusive of value added tax or other relevant sales or turnover taxes ("VAT"). Purchaser shall pay to grantor all applicable VAT with the relevant payments for the Services.

4.3 Any rates, levies, charges or Taxes (other than taxes on Grantor's income) levied or assessed in relation to the use, ownership, possession or occupation of the Capacity or Co-location Services provided pursuant this Agreement (being rates, levies, charges or Taxes that are directly related to the use, ownership, possession or occupation by Purchaser of the Capacity or Co-location Services) shall be borne by and shall be for the account of Purchaser.


5.       OPERATION, ADMINISTRATION AND MAINTENANCE OF THE NETWORK

5.1 Grantor shall cause the Network to be operated, administered and maintained in efficient working order and in accordance with the standards of a reputable service provider in the telecommunications industry and in accordance with Schedule 3, Access and Co-location Services. Grantor shall ensure that its sub-contractors, affiliates, and suppliers perform their obligations and will cause them to operate the Network including routine, preventive and

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         corrective maintenance in accordance with performance standards set forth in Schedule 6. Grantor shall be solely responsible for the performance of its obligations hereunder and the performance of its sub-contractors, affiliates and suppliers and shall indemnify and hold Purchaser harmless regarding any claim, loss or damage asserted or caused by any such sub-contractor, affiliate or supplier of Grantor.

5.2 Grantor will have sole responsibility for negotiating, executing and administering the contracts related to the construction, operation, maintenance and repair of the Network.

5.3 Should any condition exist that may impair the integrity of the Network, Grantor shall initiate and coordinate restoral or planned maintenance as required, which may include deactivation of the Network or a segment thereof. As per section 4 of Schedule 6, Grantor shall, to the extent reasonably practicable, give Purchaser fourteen (14) calendar days notice in writing (or such shorter period as may be necessary), prior to initiating a planned maintenance operation, of the timing and scope of such planned maintenance operation.

5.4 In the event of disruption of service due to an Event of Force Majeure or any other cause or other emergency, Grantor shall cause service to be restored as quickly as possible, and Grantor shall take all such measures necessary to obtain such objective.

5.5      Purchaser shall pay the OA&M Charges in accordance with Clause 3.2.


6.       ACCESS TO THE NETWORK

6.1      POPS

         Purchaser shall have the right to connect its telecommunications system and access circuits with the Network and Grantor will ensure that Purchaser is granted access to the Network at the points agreed between the parties ("POPs"), upon reasonable prior notice between 9.00 a.m. and 5.00 p.m., Monday to Friday ("Normal Business Hours"), as described in Schedule 3. Purchaser may obtain access to the Network outside Normal Business Hours upon receipt of Grantor's prior written consent. Purchaser shall be entitled to install Purchaser's equipment at the POP, if necessary, and shall comply with all reasonable instructions issued from time to time by Grantor in relation to the use of the POP facilities. Grantor will also ensure that any access circuit, equipment, or maintenance provider chosen by Purchaser is granted access to Grantor's Sites under the same conditions granted to Purchaser as described above. Should Purchaser face major difficulties in accessing Grantor's Sites via a third party, Grantor and Purchaser shall negotiate in good faith in a timely manner fair and reasonable conditions for the access to the Sites.

6.2 Purchaser shall keep safe and secure and shall take all reasonable care of any and all equipment at Grantor's premises or elsewhere while such equipment is in the possession and control of Purchaser, whether the connection to the Network is performed either by the Purchaser itself, or any access provider chosen by Purchaser.

6.3 Purchaser acknowledges that it will not have exclusive occupation of the POPs and in recognition of this fact, Purchaser covenants with Grantor that it will not, and that it will procure that its personnel, customers and access providers will not, tamper with, modify, deal, repair, alter or in any way interfere with equipment which is not their own without the prior authorisation of Grantor. Purchaser acknowledges that the right of access granted under this Clause 6 is granted solely for the purpose of connecting its telecommunications system and access circuits to the Network and solely for the purpose of receiving the Capacity and Co-location services provided by Grantor to it under this Agreement.

7.       NON-INTERFERENCE AND COMPLIANCE WITH LAW

7.1 Purchaser's use of the Network shall not: (i) interfere with or impair service over any of the facilities comprising the Network or any circuits or facilities of any other user of the Network; (ii) impair privacy of any communications over such circuits or facilities; (iii) cause damage of any nature to the Network; or (iv) create hazards to the employees of any of the aforementioned users of the Network or of any owner of the aforementioned circuits or facilities or to the public.

7.2 Purchaser shall obtain all necessary licences, approvals, permits and consents required by any government or regulatory authority having jurisdiction over the Network to authorise Purchaser to use the Network. Purchaser shall use the Network in accordance with and subject to all applicable provisions of law including but not limited to the licences for Grantor to operate the Network and any and all applicable rules, regulations and orders of any government or regulatory authority having jurisdiction over the Network.

7.3 Purchaser shall comply with all reasonable rules and instructions from time to time notified by Grantor to Purchaser in relation to the safe use of the Capacity and Co-location.


8.       TERM AND TERMINATION

8.1 This Agreement shall have effect on and from the Effective Date and, subject to the remaining terms of this Clause 8, shall continue in full force and effect for the Term.

         Before the end of each Wavelength Term, Purchaser may decide to extend such term. The Parties shall agree on such extension and on the amounts to be paid (including OA&M) at such time.

8.2 If either Party commits a material breach of this Agreement, and such breach is not remedied within thirty (30) days following a written notice by the non-breaching Party, the non-breaching Party may terminate this Agreement with immediate effect and exercise all rights and remedies available to it at law.

8.3 Either Party may terminate this Agreement forthwith on written notice if the other Party becomes insolvent, has a trustee, receiver, administrative receiver, administrator or manager appointed of the whole or any part of its assets or business, makes any composition or arrangement with its creditors, takes or suffers any similar action in consequence of debt or any order or resolution is made for its dissolution or liquidation (other than for the purpose of solvent amalgamation of reconstruction) under the laws applicable to that Party. If such an event occurs on the part of the Grantor, the trustee, receiver, administrative receiver, administrator or manager of insolvency shall continue to service the Capacity until the end of the Term for such time as Purchaser continues to pay the OA&M charges.


9.       NO LICENSE

         Nothing in this Agreement shall vest in or confer on Purchaser any patent or any other right or licence in the intellectual property arising from or relating to any apparatus, system or method used by Grantor or by Purchaser in connection with the use of the Capacity or Co-location.

10.      ASSIGNMENT

10.1 Either Party ("the Assigning Party") shall be permitted to assign, transfer or otherwise dispose of this Agreement to any of its Affiliates. The Assigning Party shall give the other Party thirty (30) days advance written notice of any such assignment, transfer or other disposition.

10.2 Neither Party shall be entitled, except as provided in Clause 10.3, to assign, transfer or dispose of, in any manner, this Agreement to a non-Affiliate without the prior written consent of the other Party, and any attempted assignment, transfer or disposal without said prior written consent shall be void.

10.3 No person other than a Party to this Agreement shall be entitled to enforce or benefit from any term of it save that where an agreement is entered into pursuant to which any rights and/or obligations contained in this Agreement are permissibly assigned or novated to a third party, nothing in this Clause shall, of itself, operate to prevent the assignee from taking the benefit of, and enforcing, any rights so assigned.


11.      INTELLECTUAL PROPERTY

         For the avoidance of doubt nothing in this Agreement shall have the effect of granting or transferring to, or vesting in Purchaser any intellectual property rights, or any other right, title or interest in or to any ideas, strategies, methodologies, processes, concepts or policies belonging to, denied, developed or created by Grantor or any third party whether before or in the course of performance of this Agreement or otherwise, or any material, item or work devised, developed or created by Grantor or any third party prior to or during the term of this Agreement.


12.      NATURE OF RIGHTS

         All rights granted hereby and obligations entered into hereunder are purely contractual. Nothing in this Agreement shall have effect to grant any ownership, proprietary or possessory rights in any of the subject-matter hereof to Purchaser.


13.      WARRANTIES

13.1     Grantor hereby represents and warrants to Purchaser that:

13.1.1 Grantor is a corporation duly organised and validly existing under the laws of the United States; and

13.1.2 Grantor has full power and authority to enter into and perform this Agreement, and that there are no existing agreements or arrangements with third parties the terms of which prevent it from entering into this Agreement or which would impede or prevent the substantial performance of its obligations under this Agreement.

13.2     Purchaser hereby represents and warrants to Grantor that:

13.2.1 Purchaser is a corporation duly organised, validly existing and in good standing under the laws of the United States; and

13.2.2 Purchaser has full power and authority to enter into and perform this Agreement, and that there are no existing agreements or arrangements with third parties the terms of which prevent it from entering into this Agreement or which would impede or prevent the substantial performance of its obligations under this Agreement.

13.3 The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

13.4 Grantor represents and warrants that it will obtain by the RFS Date, all material and applicable governmental or non-governmental licences, easements, rights of way, rights of collocation and any other approvals, permits or consents required for Grantor to provide the Capacity and Co-location Services ("Authorisations"), and will maintain or renew all such Authorisations through the term of this Agreement and replace such Authorisations with reasonably suitable replacement Authorisations if any expire or are terminated or discontinued during the term of this Agreement. If any Authorisations are modified, terminated or discontinued and not replaced resulting in interruption of service, then Grantor will provide Purchaser with comparable Service or compensate Purchaser appropriately.


14.      LIABILITIES AND WARRANTIES

14.1 This Agreement sets forth the full extent of each Party's obligations and liabilities in respect of the provision of Capacity and the Co-location. Any condition, warranty or other term concerning the provision of Capacity and Co-location which might otherwise be implied into or incorporated into this Agreement, or any collateral contract, whether by statute, common law or otherwise is hereby excluded.

14.2 Grantor shall not be liable to Purchaser for any loss or damage caused by or arising out of any temporary failure or disruption of the Network or any facilities associated herewith or for any interruption of a Service except as expressly provided in this Agreement.

14.3 Nothing in this Agreement shall exclude or limit either Party's liability for fraud or for death or personal injury.

14.4 In no event shall either Party be liable under this Agreement for any consequential, incidental, indirect or special loss or damage of any kind, in each case howsoever arising, and whether arising in tort (including negligence), breach of contract or otherwise.

14.5 Neither Party shall be liable to the other or any third party for any claim, damage or expense by reason of the information or content transmitted over the Network by either Party.

14.6 Notwithstanding anything in this Agreement, neither Party shall be liable to the other for any claims arising out of a breach in the privacy or security of communications transmitted over such Party's facilities, unless such breach in the privacy or security of such communications is a result of the willful misconduct of such Party.

14.7 Except for (a) claims arising from death or personal injury (for which no limit applies); (b) claims arising from breach of third party intellectual property rights; (c) unpaid invoices; or (d) credits under any service level agreements, the Parties' cumulative liability for damages under this Agreement, for any cause whatsoever, and regardless of the form of action, whether in tort or contract, shall be limited to Euros 7,500,000 per event, or per series of connected events.

14.8 The provisions of this Clause 14 shall continue to apply notwithstanding the termination or expiry of this Agreement.

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14.9     Grantor represents and warrants that it shall supply the Capacity described in Schedule 2, and ensure that the maintenance and restoral are performed, all in accordance with the standards of a reputable service provider in the telecommunications industry.


15.      FORCE MAJEURE

         Neither Party shall be deemed in default of any of its obligations under this Agreement, if, and to the extent that, performance of such obligation is prevented or delayed by acts of God or public enemy, civil war, insurrection or riot, fire, flood, explosion, earthquake, national emergency, act or omission of any governing authority or agency thereof or any other unforeseeable, unpredictable, circumstances beyond its control ("Event of Force Majeure"), provided that such Event of Force Majeure is not caused by the negligence of the Party claiming the Event of Force Majeure. The claiming Party shall use reasonable endeavours to avoid or minimise the effects of an Event of Force Majeure. Upon the occurrence of an Event of Force Majeure, the time for performance shall be extended for the period of delay or inability to perform due to such occurrence, provided that should such Event of Force Majeure extend beyond sixty (60) days, the non-affected Party shall have the right to terminate this Agreement and seek all remedies available to it at law.

16.      RELATIONSHIP OF THE PARTIES

         The relationship between the Parties is that of independent contractors. Nothing in this Agreement shall constitute the Parties as partners, joint ventures or constitute any Party as the agent, employee or representative of the other Party or empower any Party to act for, bind or otherwise create or assume any obligation on behalf of any other Party, and no Party shall hold itself out as having authority to do the same.

17.      SEVERABILITY

         If any term of this Agreement is found to be illegal, invalid or unenforceable under any applicable law, such term shall, insofar as it is severable from the remaining terms, be deemed omitted from this Agreement and shall in no way affect the legality, validity or enforceability of the remaining terms.

18.      WAIVER

         The failure of any Party to enforce or to exercise at any time or for any period of time any term of or any right or remedy pursuant to this Agreement does not constitute, and shall not be construed as, a waiver of such term, or right or remedy and shall not prevent any further exercise of the term, right or remedy or the exercise of any other right or remedy.

19.      HEADINGS

         The headings of the clauses of this Agreement are for convenience of reference only and are not intended to restrict, affect or be of any weight in the interpretation or construction of provisions of such clauses.

20.      NOTICES

         Any notice or other communication pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or served by the Parties if sent by hand or facsimile or by registered mail addressed as follows:

         If to Grantor:                   If to Purchaser:

         France Telecom USA Inc.          Equant Operations, Inc.

         ATTN:  Frederic Freschel,        ATTN:  General Counsel,
         With a copy to Legal             with a copy to Vice President, Telecom
                                          Supplier Management

         Facsimile: +33 1 43 42 63 34     Facsimile: 1 703 689 6690
         1 33 4641 9188

         If notice is sent by hand, it shall be deemed to have been received on the date of delivery, provided delivery is obtained. If notice is sent by registered mail, it shall be deemed to have been received on the fifth day after it was dispatched. If notice is sent by facsimile, it shall be deemed to have been received upon day the transmission was sent.

21.      AMENDMENTS

         No alteration to or variation of this Agreement shall take effect unless and until the same is in writing and signed on behalf of each of the Parties by a duly authorised representative.

22.      CONFIDENTIALITY

22.1 Subject to Clause 22.2, each Party undertakes to the other that it will maintain and treat in confidence, and procure that its directors, employees and professional advisers, sub-contractors and agents maintain and treat in confidence, the other Party's Confidential Information.

22.2     Clause 22.1 shall not apply to any information which:

         - is in or comes into the public domain other than by default of the recipient Party; or

         - is or has already been independently generated by the recipient Party; or

         - is lawfully received by the recipient from a third party on an unrestricted basis; or

         - is in the possession of or is known by the recipient Party prior to the date of this Agreement, to the extent that such recipient Party is not bound by any existing obligation of confidentiality in respect of such information to the other Party hereto.

22.3 Nothing in this Clause 22 shall prohibit or restrict either Party disclosing any Confidential Information to the extent to which the same is required to be disclosed by law, regulation or pursuant to an order of a competent authority, or to a legal, financial, accounting or other professional adviser (including lenders and other financiers), provided the recipient provides, in the case of disclosure by law, regulation or order, the disclosure with reasonable written notice prior to any such disclosure and in the case of disclosure to a professional advisor that the professional advisor undertakes to treat the Confidential Information as confidential (in terms materially the same as this Clause 22).

22.4 On termination of this Agreement for whatever reason the recipient Party shall return to the disclosing Party (or, at the discretion of the disclosing Party, destroy) all copies of Confidential Information of the other Party which it has in its possession.

22.5 The provisions of this Clause 22 shall survive the termination or expiry of this Agreement for a period of five years.

23.      ANNOUNCEMENTS

         No announcement shall be made or issued in respect of the subject matter of this Agreement without the prior written approval of the Parties (save for any announcement which is required to be made by any stock exchange or by any governmental authority, where the relevant Party shall (as far as practicable) make available the proposed announcement to the other Party for prior comment). The Parties will co-operate to establish a public position which they are entitled to present to third parties.

24.      GOVERNING LAW AND DISPUTE RESOLUTION

24.1 This Agreement shall be construed in accordance with and shall be governed by the laws of England and Wales.

24.2 Where any dispute or difference arises between Purchaser and Grantor or their representatives which remains unresolved, the dispute or difference shall be escalated as follows, for resolution:

         FIRST LEVEL

         Grantor                    Account Manager

         Purchaser                  VP, Telco Supplier Management

         If agreement cannot be reached within ten working days the dispute or difference may be escalated by either Party to the Second Level.

         SECOND LEVEL

         Grantor                    VP, CSS

         Purchaser                  VP, Customer Services and Network Finance

         If agreement cannot be reached within ten days of escalation to the Second Level then either Party may escalate the dispute or difference to the Third and final level:

         THIRD LEVEL

         Grantor                    FTLD EVP

         Purchaser                  Senior VP, Customer Service and Network

         If agreement cannot be reached within ten (10) days of escalation to the Third Level then either Party may refer the dispute to arbitration pursuant to the Rules of Arbitration and Reconciliation of the International Chamber of Commerce.

24.3 Nothing in this Clause 24 will prevent either Party from having recourse to a court of competent jurisdiction for the purpose of seeking a preliminary injunction or other provisional declaratory relief, as it considers necessary to avoid irreparable damage.

25.      COUNTERPARTS

         This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

26.      ENTIRE AGREEMENT

         This Agreement contains all the terms agreed among the Parties regarding its subject matter and supersedes any prior agreement, understanding or arrangement between the Parties, whether oral or in writing. No representation, undertaking or promise shall be taken to have been given or be implied from anything said or written in negotiations among the Parties prior to this Agreement except as expressly stated in this Agreement.

         SCHEDULES:

         1 - The Network
         2 - The Capacity : Wavelength Rings
         2A - The Interim Capacity
         3 - Access and Co-Location Services
         4 - Addresses of the POPs
         5 - Pricing
         6 - Service Level Agreement
         7 - Ready For Service Standard
         8 - Service Order Forms

27.      FURTHER ASSURANCES

         The Parties shall do and execute all such further acts and things as are reasonably required to give full effect to the rights given and the transactions contemplated by this Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement on the date set forth herein (the "Date of Signature").

FRANCE TELECOM LONG DISTANCE USA, LLC.     EQUANT OPERATIONS, INC.

By:                                        By:
   ---------------------------------          ----------------------------------
   (Signature)                                (Signature)

Name:                                         Name:
     -------------------------------               -----------------------------

Title:                                        Title:
      ------------------------------                ----------------------------

Date:                                         Date:
     -------------------------------               -----------------------------

                             SCHEDULE 1: THE NETWORK


1.       DESCRIPTION

The NABN network is based on dense wavelength division multiplexing technology
(DWDM). The systems implemented allow the transportation of 40 optical channels at 10 Gbit/s per channel. The network architecture consists of several interconnected loops. Each loop is realized by several DWDM links interconnecting the PoPs altogether.(*)

2.       Service and Interface Descriptions

2.1      General(*)

2.2      Service Descriptions(*) pages 16,17

2.3      Mechanical Interface(*)

2.4      Physical Optical features(*)

3.       On-Net Route Diversity(*)


                            SCHEDULE 2: THE CAPACITY

1.       WAVELENGTH RINGS

Grantor agrees to provide Purchaser with 2 x 2.5 Gbps on each of the 7 (seven) Wavelength Rings for a total of 66 (sixty-six) Wavelengths as described below. There will be two Wavelengths per section of a Wavelength Ring. Except for Wavelength Ring 1, in particular the Wavelength between New York and Atlanta, the Wavelength Rings will be delivered over the Network. The Wavelength between New York and Atlanta will be carried over a third party supplier's network (s).

      -------------------------------        ----------------------------
      WAVELENGTH                             Committed Delivery Date
      RING 1
      -------------------------------        ----------------------------
      Atlanta 1           Washington
      Washington          Philadelphia  --   SOF Acceptance Date+90 days
      Philadelphia        New York 2
      New York 2          Atlanta 21
      -------------------------------        ----------------------------
      WAVELENGTH                             Committed Delivery Date
      RING 2
      -------------------------------        ----------------------------
      New York 1          Boston
      Boston              Cleveland     --   SOF Acceptance Date+90 days
      Cleveland           Washington
      Washington          New York 1
      -------------------------------        ----------------------------
      WAVELENGTH                             Committed Delivery Date
      RING 3
      -------------------------------        ----------------------------
      Atlanta 1           Washington
      Washington          Cleveland
      Cleveland           Detroit       --   SOF Acceptance Date+90 days
      Detroit             Chicago 1
      Chicago 1           Nashville
      Nashville           Atlanta 1
      -------------------------------        ----------------------------
      WAVELENGTH                             Committed Delivery Date
      RING 4
      -------------------------------        ----------------------------
      Atlanta 1           Miami
      Miami               Houston
      Houston             Dallas        --   SOF Acceptance Date+90 days

-------------
1 Via third party supplier for the 2 x 2.5 Gbps NY 2 - Atlanta 2

      Dallas              Nashville
      Nashville           Atlanta 1
      -------------------------------        ----------------------------
      WAVELENGTH                             Committed Delivery Date
      RING 5
      -------------------------------        ----------------------------
      Nashville           Chicago 2 2
      Chicago 2           Denver
      Denver              Stratford     --   SOF Acceptance Date+90 days
      Stratford           Dallas
      Dallas              Nashville
      -------------------------------        ----------------------------
      WAVELENGTH                             Committed Delivery Date
      RING 6
      -------------------------------        ----------------------------
      Stratford           Denver
      Denver              Ogden         --   SOF Acceptance Date+90 days
      Ogden               Los Angeles
      Los Angeles         Stratford
      -------------------------------        ----------------------------
      WAVELENGTH                             Committed Delivery Date
      RING 7
      -------------------------------        ----------------------------
      Ogden               Seattle
      Seattle             San Francisco
      San Francisco       San Jose      --   SOF Acceptance Date+90 days
      San Jose            Los Angeles
      Los Angeles         Ogden
      -------------------------------        ----------------------------


2.       WAVELENGTHS

In addition, Grantor agrees to provide Purchaser with Wavelengths over the Network, which Wavelengths will be provided in two sets.

         2.1 FIRST SET OF WAVELENGTHS

The first set is made of 14 (fourteen) Wavelengths as described below:


EXTREMITY A          EXTREMITY B                DELIVERY DATE

-----------------------------------------       --------------------------------
New York 1           Chicago 1 (through
                     Boston)
Chicago 2            Washington (direct)
New York 2           Washington (direct)
Atlanta 1            Washington (direct)
Atlanta 1            Dallas (through Miami)
Atlanta 1            Dallas (direct)
Atlanta 1            Chicago 2 (direct)
Dallas               Chicago 2 (direct)         SOF Acceptance Date+90 days
Chicago 1            Denver (direct)
Dallas               Los Angeles (direct)
Dallas               Denver (direct)
Denver               Los Angeles (direct)

Los Angeles          Seattle (direct)
Seattle              Denver (direct)
-----------------------------------------


         2.2 SECOND SET OF WAVELENGTHS

The second set of Wavelengths is determined using the following mechanism. Purchaser may use a credit pool of 12,769 Network Miles (defined as miles on the Network) over the Network. In order to provide flexibility to Purchaser for activation of the Wavelengths, Grantor shall provide access to a Network Miles credit of up to 13,000 Network Miles.

The length of any Wavelength will be calculated according to the Network Distance Matrix provided below.

The committed Delivery Date for such Wavelengths shall be SOF Acceptance + 90 days.
Example:
Purchaser orders a Wavelength between Atlanta and Chicago choosing the direct (shortest) route between Atlanta and Chicago. According to the Network Distance Matrix, Purchaser will use a credit of 1,092 Network Miles. This leaves in the pool a credit of 11,677 Network Miles for further Wavelength orders.

Purchaser orders a second Wavelength with diverse routing between Atlanta and Chicago via Washington DC. According to the Network Distance Matrix, Purchaser will use a credit of:


- 760 Network Miles from Atlanta to Washington DC;
- 620 Network Miles from Washington DC to Detroit;
- 320 Network Miles from Detroit to Chicago.

That is a total credit of 1,700 Network Miles.
A credit of 9,977 Network Miles shall remain in the pool for further ordering.(*)
This matrix may be updated form time to time to include new sites.

It is Grantor's intention to obtain the necessary regulatory authority to open PoPs in Canada and provide Services. It is Purchaser's intention to order Wavelengths in Canada.

                        Schedule 2A: the Interim Capacity

1 - Description of the Interim Capacity(*) Page 22
2 - Provision of Interim Capacity(*) Page 23, 24
3 - Pricing for the Interim Capacity(*) Page 24

                   SCHEDULE 3: ACCESS AND CO-LOCATION SERVICES

1.       DESCRIPTION

There are four scenarios for Co-location and local access.

     a) Purchaser may order Co-location Service within the Grantor's POP to install Purchaser's terminating equipment or data equipment. Purchaser shall be responsible to order the local loop for access into the POP.

     b) Purchaser may order Co-location Services within the Grantor's POP to install Purchaser's terminating equipment or data equipment. Purchaser shall be responsible to order a dark fiber city ring to connect the Grantor's POP to Purchaser's POP.

     c) Purchaser and Grantor may have their POPs located in the same building in which case no Co-location Services will be required. Grantor shall provide fiber extension to connect its POP and Purchaser's POP.

     d) Purchaser may order from Grantor local access at the DWDM level in which event Grantor shall install the terminating equipment in Purchaser's POP and no Co-location Services shall be required at Grantor's POP.

2.       CO-LOCATION SERVICES

Co-location Services shall be provided for Purchaser's equipment (the "Equipment") and shall include the services described in this section 2.

The particular Co-location Services to be delivered by Grantor to Purchaser in any given POP shall be identified in the relevant Service Order Form which shall make reference to all or part of the services mentioned in this section.

Co-location Services includes both dedicated space and associated standard services.

Co-location Services include the supply to Purchaser of a dedicated Footprint in a shared area accessible to other customers of Grantor. Co-location Service includes:

     1.  High level security and controlled access
     2.  Controlled environment
     3.  Fire protection
     4.  Fully redundant facility for optimal reliability

The Co-location Services specifications are summarised in the following table. Certain sites may very slightly from the general specifications. During the Equipment installation phase, Grantor and Purchaser shall jointly produce a document -- Services and Site Description -- which shall include:
access procedure, technical specifications, Footprint layout, network connectivity and floor plan. Prior to the installation of any Purchaser's Equipment, Purchaser shall provide to Grantor the specifications applicable to the Co-location of its equipment. Grantor shall advise if it is able to meet such specifications. In the event that Grantor is unable to do so, the Parties shall meet to determine an appropriate work around plan.

Specific conditions might apply for the site Atlanta 2 (see section 2.2) with respect to what is described in the rest of this schedule. Atlanta 2 is a site currently dedicated to Purchaser's needs and located in a Switch and Data Centre at 56 Marietta Street, Atlanta (6th Floor). The rule will be that the

Grantor will pass through the Purchaser's the access and co-location services he gets from Switch and Data.

2.1      CO-LOCATION TECHNICAL SPECIFICATIONS

-------------------------------------------------------------------------------

ACCESS AND SECURITY           All card readers will be in operation. Doors will
                              not be propped open without a designated employee monitoring the door. In addition, in the Level 3 site, in the event of security breach, Grantor will make available at the Purchaser's request, video surveillance taped obtained from Level 3 and to be reviewed with the supervision of the Grantor and Level 3 employee.

POWER SUPPLY                  The sites will be equipped with an external
                              back-up generator. As part of the normal maintenance, the generator will be exercised on a monthly basis. There will be an automatic transfer switch for the automatic start-up of the generator in the event of a primary power loss.
                              The DC power plant is also equipped with a battery plant designed to provide at least two (2) hours of reserve time. The battery plant will incorporate loads disconnects and batteries capable of recharching in twenty-four (24) hours

HVAC GUARANTEES               An average of 72 degrees Fahrenheit within the
                              collocation site will be maintained. However, temperatures may temporarily fluctuate in the range 68-78 degrees Fahrenheit, and FT LD does not guarantee temperatures inside cabinets.

RELATIVE HUMIDITY             In the sites, an average relative humidity of 50%
GUARANTEES                    within the collocation area will be maintained.
                              However, operating percentage may temporarily fluctuate in the range 47.5-52.5 percent, and FT LD does not guarantee humidity percentage within specific cabinets.

FIRE DETECTION AND            Smoke detectors shall be connected to a 24h/24
EXTINCTION                    surveillance centre. The doors are fireproof
                              according to the US standard. Fire extinguishers will be provided within the facilities

LIGHTING The sites will have sufficient lighting on the interiors as well as the exteriors. The site in which Purchaser equipment is to be installed will be equipped with ballast lighting in order to avoid electrical interference with equipment.
-------------------------------------------------------------------------------

         2.2      AVAILABILITY OF CO-LOCATION SERVICES

The following table indicates the number of racks per site requested by the Purchaser.


       SITE                              ADDRESS                                    EQUANT NEEDS:
                                                                               CUMULATIVE NUMBER OF
                                                                                       RACKS
------------------------------------------------------------------------------------------------------
                                                                               2002            2003
                                                                            ------------    -----------
          Atlanta 1           345 Courtland Street, Atlanta - GA 30308                 1              1
          Atlanta 2                    56 Marietta Street Atlanta - GA                 1              1
          Chicago 2                  111 North Canal Street - IL 60606                 1              1
          Cleveland                     4000 Chester Avenue - OH 44103                 2              3
             Denver               1850 Pearl Street, Denver - CO 80203                 6              7
        Los Angeles        818 West 7th Street, Los Angeles - CA 90017                 1              1
              Miami         49 North West 5th Street, Miami - FL 33128                 1              2
          Nashville                        2990 Sidco Drive - TN 37204                 2              4
         New York 1                 85 10th Avenue New York - NY 10111                 1              1
              Ogden                     526 West 17th Street - UT 8404                 2              3
      San Francisco                        185 Berry Street - CA 94107                 1              2
           San Jose              1380 Kiefer road, San Jose - CA 94107                 1              2
            Seattle                 1000 Denny way, Seattle - WA 98109                 5              6
          Stratford                   501 West Texas Avenue - TX 79084                 2              3
                                                                            ------------    -----------
              TOTAL                                                                   27             37
                                                                            ============    ===========

The racks needed by Purchaser for installing terminating equipment for the connection of the first wavelength rings will be available at the latest of the two dates:

- Receipt by Grantor of the collocation Service Order Form signed by Purchaser;

- 5 (five) weeks before the Committed Delivery Date of the Wavelengths.

         2.3      POWER DISTRIBUTION AND GROUNDING

                  2.3.1    POWER TERMINATION POSITION

Each rack is powered using 2 different 48V sources. The power cables are very substantial cables and not prone to failure. By using separate fuses and cables for the 2 feeds to the BDCBB and separate panels and cables from the BDCBB to the equipment, the only place that are single points are the buss bars in the power plant. The configuration is documented and acceptable in both Bell Labs and Bellcore documentation.

The BDFB is located in a site part of the building and power cables are run to the racks to the installation inception date; the cables will wait along the rack position or will be coiled up above on the ladder rack. The breakers are not installed in the BDFB and power supply is to be requested after connection of the cables on the Purchaser's equipment. There will be no connector / lug part of Grantor standard service.

                  2.3.2    POWER TERMINATION STATUS

The termination will be inactive until Purchaser decides to install and power-up its equipment. The collocation supplier is the only entity authorized to activate power on the breaker. For contractual reason with collocation suppliers, Grantor must control the activation of this Power Breaker for any equipment in its suite. Purchaser will ensure that Grantor receives a notice for Schedule of Installation and Power-up when it plans to configure its equipment. Grantor requires seven (7) working-day notice is in order to activate the breaker at power-up. Any change in this rule will be notified by Grantor to Purchaser.

                  2.3.3    GROUNDING

The rack is grounded through a connection to a ground wire run along the above ladder rack.

                  2.3.4   POWER PRICING

For DC power, the pricing is $ 16.00 per Amps per Month.

         2.4 FIRST LEVEL MAINTENANCE

First Level Maintenance shall be provided as further described below. First Level Maintenance is strictly limited to telecommunications equipment (excluded are servers, etc.)

First Level Maintenance is comprised of the following actions, including:

- Act as Purchaser's remote hands, follow grantor-approved troubleshooting and trouble-clearing process and techniques.
-    Perform on site fault localization on fibers and cabling.
-    Replace defective circuit packs or clean fibers.
- Make visual checks and controls on external devices such as environmental systems when installed in FTLD collocation space.
-    Power on/off on the router, router reboot.
- Perform scheduled maintenance on technical environment (power supply, fuses, breakers, fans, filters cleanup...).
-    Visual checking of both front and rear panels of the equipment.
-    Removal of a card from a slot under Purchaser remote technical support.
-    Replacement of a damaged cabling, connection.
- Realization of a physical loop-back on an interface under Purchaser remote technical support.
- Return faulty parts taking part of a Repair Maintenance Activation (RMA) procedure to the relevant provider.

Purchaser shall:
         - Support field operations by populating consistent spare sets on the network ,
         - give information regarding its Equipment to facilitate Grantor's intervention.

Twelve (12) interventions per each rolling six-month period per Footprint are included in the Co-location Services Price. Each intervention shall be of a reasonable duration under the circumstances (4-5 hours). For any intervention in excess of a reasonable duration, Grantor shall advise Purchaser that additional charges may apply and Purchaser shall decide whether or not to continue the intervention.

In the event that Purchaser requests additional hours, the following rates shall apply:
         - During business hours:                   $200
         - During non business hours:               $400

For any supplementary intervention (in addition to the 12 included in the Collocation Services identified above), the following prices will be applied:

         - During business hours:           $200 minimum 2 hours
         - During non working hours:        $300 minimum 4 hours

         2.5 INTERNAL CABLING TO CONNECT WITH A THIRD PARTY PROVIDER EXTERNALLY

For in-house cabling between Purchaser's Footprint and any other equipment on the site for the purpose of connecting to a third part provider who shall connect externally, the following prices for the cabling shall apply:

One (1) Fibre pair. Non Recurring  Charge: $ 1,500.00

         2.6 ADDITIONAL SERVICES

Any additional services required by Purchaser, not covered in the Co-location Services described herein, would be subject to a feasibility study and additional costs.

         2.7 SITE ACCESS ARRANGEMENT

This paragraph describes the procedure to access the Grantor's sites where the Grantor proposes the Co-location of the Purchaser's equipment (see list of PoPs). This service is included in Monthly fees per rack

There are three different procedures to follow depending on the purpose of the request
-    Light procedure for short-term and short stay access (eg Site Survey)
-    Standard procedure for mid-term and longer stay access
-    Permanent access (O&M)
-    Planned work

                   2.7.1. LIGHT PROCEDURE FOR SHORT-TERM & SHORT-STAY ACCESS.

Purchaser will provide Grantor's CSC with a notice of 48 hrs the following information to Purchaser:
-    Name of person(s) going into the site;
-    The individual's company name;
-    Site name they wish to visit;
- Day and time frame (badging hours: 9-11 a.m. and 1-3 p.m., Monday through Friday) that they would like the appointment set up and duration (less than a day)
-    Additional service like Escort, Outside-working-hours.

Grantors' CSC will acknowledge with an access ticket number to Purchaser for accessing the site on a temporary mode. Upon arrival to the site, the person must present to the site contact the ticket number and a valid ID with picture. The site contact will provide a temporary badge for the day and comply to the associated service.

                  2.7.2.  STANDARD PROCEDURE FOR MID-TERM AND LONGER STAY ACCESS

Grantor's CSC will provide temporary badges to Purchaser according to Purchaser's needs.

Purchaser will provide to Grantor's CSC with a notice of 48 hrs the following information to FT
-    Name of person(s) going into the site
-    Badge number
-    The individual's company name
-    Site name they wish to visit
- Day and time frame (badging hours: 9-11 a.m. and 1-3 p.m., Monday through Friday) that they would like the appointment set up and duration (from 1 day to several weeks)
-    Additional service like Escort, Outside-working-hours,...

Grantors' CSC will acknowledge with an access ticket number to Purchaser for accessing the site on a temporary mode. Upon arrival to the site, person must present to the site contact the ticket number and his badge. After the completion of the work, the Grantor's CSC will give notice to Purchaser whether the badge must be sent back to him.

         2.7.3 PERMANENT ACCESS (O&M)

Upon Purchaser's request, Grantor will provide Purchaser with permanent access

         2.7.4 PLANNED WORKS

For the access to Grantor's site for planned work, the following procedure will apply:

FOR PURCHASER STAFF

|X| Purchaser will notify the Grantor's CSC of the beginning of the work fourteen (14) days prior to the visit. The notification shall be made by phone or email, followed by a confirmation by fax within one (1) days and shall include the identity of the Purchaser's representatives, the sites concerned by the intervention and the expected duration of the work.
     A site request form will be provided by Grantor to Purchaser.
|X| The Grantor's CSC shall acknowledge within one (1) day. The Grantor's CSC shall make the necessary arrangements for delivering a free access to the Purchaser's representatives upon presentation of their identity cards during the duration of the stay and in all the sites concerned by the work.

FOR OTHER PERSONNEL WORKING FOR THE PURCHASER

This personnel will be under the responsibility of Purchaser and most of the time, will be accompanied and/or introduced at the beginning of the work by the Purchaser's representative(s). Therefore this personnel shall be considered as a Purchaser's staff and the above procedure shall apply provided that Purchaser is able to collect and deliver the required data in the notifications to the Grantor's CSC. In any case, the Purchaser's representatives should produce suitable identification (identity card or passport).

         2.8      ESCALATION

An escalation procedure will be defined by the Parties.

                          SCHEDULE 4: POPS DESCRIPTIONS


1.       ADDRESSES OF GRANTOR'S AND PURCHASER'S PoPs

Below is the list of the POPs between which the Wavelengths are provided:


     NAME OF THE POP                     SITE ADDRESS                   COLOCATION SITE   STATE  27.1.1.1
                                    (a)      TIER 1
-----------------------------------------------------------------------------------------------------------
Atlanta 1                 345 Courtland Street, Atlanta               Level 3 Gateway       GA     30308
Atlanta 2                 56 Marietta Street, Atlanta                 Switch and Data       GA      TBD
                                                                      Centre
Boston                    1 Summer Street, Boston                     Equant site           MA      2110
Chicago 1                 601 W. Polk Street, Chicago                 Equant site           IL     60607
Chicago 2                 111 North Canal Street, Chicago             Level 3 Gateway       IL     60606
Dallas                    Telecom Carrier Hotel, 2020 Live Oak        Equant site           TX     75201
                          Street, Dallas
Detroit                   Ponopscot bldg, 645 Griswold Street,        Equant site           MI     48226
                          Detroit
Denver                    1850 Pearl Street, Denver                   Level 3 Gateway       CO     80203
Houston                   7100 Business Park Drive, Houston           Equant site           TX     77041
Los Angeles               818 West 7th Street, Los Angeles            Level 3 Gateway       CA     90017
Miami                     49 NW 5th Street, Miami                     Level 3 Gateway       FL     33128
New York 1                85 10th Avenue New York                     Level 3 Gateway       NY     10111
New York 2                111 8th Avenue New York                     Equant site           NY     10111
Oak Hill = Washington     13775 McLearen Road,  Oak Hill              Equant site           VA     20171
Philadelphia              401 N Broad Street, Philadelphia            Equant site           PA     19108
San Diego                 8929 Aero Drive, San Diego                  Level 3 Gateway       CA     92123
San Jose                  1380 Kiefer road, San Jose                  Level 3 Gateway       CA     94107
Seattle                   1000 Denny way, Seattle                     Level 3 Gateway       WA     98109

TIER 2
Cleveland                 4000 Chester Avenue                         Level 3 site          OH     44103
Ogden                     526 West 17th Street                        Level 3 site          UT     8404
Nashville                 2990 Sidco Drive                            Level 3 site          TN     37204
San Francisco             185 Berry Street                            Level 3 site          FL     94107
Stratford                 501 West Texas Avenue                       Level 3 site          TX     79084

Where Grantor has two PoPs in a given city, Purchaser shall be entitled to select where he wants to terminate the Wavelengths.

2.       POPs DIVERSITY DESCRIPTION

         2.1      POPs RESILIENCY IN CHICAGO

Grantor guarantees that it will deliver, upon Purchaser's request, Wavelengths to Equant in Chicago in the following two PoPs (see table in Section 1) :

PoP A = Equant site
 601 West Polk Street, Chicago, IL 60607

PoP B = Level 3/ Gateway
 111 North Canal Street, Chicago, IL 60606;

Grantor confirms entrance diversity for the long-haul fiber. Grantor confirms entrance diversity for the metro fibers for both PoPs A and B.
Grantor guarantees that in case of power breach within one PoP in Chicago, the defined architecture will ensure that the traffic from/to the other PoP will not be affected. Grantor has a good level of confidence of diversity in terms of fiber routing and resilience of service, which has to be improved through precise analysis of fiber suppliers documentation still under study.

However, for the time being, Grantor confirms that the documentation is not fully available from its suppliers. Once available (which is supposed to occur in a reasonable timeframe), Grantor will present to Purchaser the output of this risk analysis within six months of Date of Signature, based on facts and documentation. This analysis will include the entrance diversity issue between the metro and the LH fibers share any entrance facility and the fiber path inside the Level 3 building (raisers and conduits).


Grantor does not guarantee that the Purchaser's traffic from/to the Chicago PoPs will remain alive in case of "Force Majeure" events in PoP B, such as a complete destruction of the building B. Risk response and operational process for disaster recovery will be defined and presented to Purchaser.

Grantor guarantees that the procedures in case of "manageable risks" (such as fire, earthquake...) will be requested of its suppliers and transmitted to Purchaser. Based on the information given by the suppliers, Grantor will provide an emergency plan to cover a major failure that puts at risk Chicago traffic.

In the event that the current solution with two PoPs indicated above fails, either by an operational failure or at the level of the documentation provided by the supplier, Grantor will provide an other solution, which complies with precise Purchaser specification, within a reasonable time-frame.

         2.2      PoPs RESILIENCY IN NY CITY

Grantor guarantees that it will deliver, upon Purchaser's request, Wavelengths to Purchaser in New York City at the following two PoPs (see table in Section 1) :

PoP A = Level 3/ Gateway
 85 10th Avenue, New York, NY 10111

PoP B = Equant site
 111 8th Avenue, New York, NY 10111

Grantor confirms entrance diversity for the long-haul fiber.
Grantor confirms entrance diversity for the metro fibers for both PoPs A and B. Grantor guarantees that in case of power breach within one PoP in New York City, the defined Architecture will ensure that the traffic to/from the other PoP will not be affected.

Grantor has a good level of confidence that the Service will be diverse in terms of fiber routing and resiliency of Service. However Grantor is still continuing to study the diversity through precise analysis of fibre suppliers' documentation.

                                                                       EXHIBIT 4

                       SCHEDULE 5: PRICING(*) pages 34-35
                             1. Capacity Pricing(*)
                             2. Co-Location Fees(*)

                      SCHEDULE 6: SERVICES LEVEL AGREEMENT

Grantor commits to provide services based on leading standard level of quality of service. Therefore, redress applies in the event that quality parameters are not met.

1.       SERVICE DELIVERY AND ACCEPTANCE PROCEDURE

Service Delivery is defined as the period between the SOF Acceptance Date of a Wavelength, as described below, and the RFS Date for such Wavelength. A Service Order Form is required for each requested Wavelength, Wavelength Ring and Co-location Service.

Purchaser shall work with Grantor for five (5) Working Days to develop the information to be included in the Service Order Form for the Wavelengths, Wavelength Rings and the Co-location Services and to co-ordinate the Requested Delivery Date and Committed Delivery Date for both.

As per section 2.2 of Schedule 3, the Co-location sites shall be made available before the delivery of the Wavelength's to allow for the installation of Purchaser's telecommunications equipment prior to delivery of the Wavelengths and Wavelength Rings.

Requests for Service are initiated by Purchaser sending to Grantor's Account Manager, via fax, post-mail or e-mail the completed Service Order Form given in
Schedule 8.

Grantor's Account Manager will acknowledge within two (2) Working Day of receipt of the Service Order Form, via fax or e-mail, that a Service Order Form has been received. If key information is missing on the Service Order Form, Purchaser will be asked to provide it. Once such information is provided, the Service Order Form is complete and such date constitutes the SOF Acceptance Date.

1.1      DELIVERY OF CAPACITY

Purchaser shall set forth in the Service Order Form a Requested Delivery Date which will only have an indicative value.

Grantor shall confirm in the Service Order Form the Committed Delivery Date, which date shall be as described in Schedule 2. Grantor shall notify Purchaser that the Wavelength or Wavelength Ring is at Purchaser's disposition for testing in accordance with the procedure set forth in Schedule 7, Clause 2.0.

For co-location services, the Committed Delivery Date is addressed in section
2.2 of Schedule 3.

1.2.     ACCEPTANCE TESTING PROCEDURE

1.2.1 (a) Grantor shall make each Wavelength available to Purchaser for five (5) Working Days after the Committed Delivery Date or the date set forth in section
1.2.3 below for Purchaser to perform its acceptance testing to ensure that the Wavelength meets the RFS Standard.

(b) Grantor shall make each Wavelength Ring available to Purchaser for ten (10) Working Days after the Committed Delivery Date of the last Wavelength in such Wavelength Ring or the date set forth in section 1.2.3 below for Purchaser to perform its acceptance testing to ensure that the Wavelength Ring meets the RFS Standard.

1.2.2    The acceptance testing will be performed in a two-step procedure:

(i) Acceptance testing POP to POP: each Wavelength Ring will be tested according to RFS Standard between Grantor's Sites.

(ii) Continuity testing: Grantor shall co-operate with Purchaser to End to End testing between Purchaser's customers' sites.

1.2.3 When Purchaser successfully completes its acceptance testing POP to POP and the Wavelengths and Wavelength Ring meet the RFS Standard, it shall notify Grantor and this shall constitute the RFS Date. The Purchase Price for each Wavelength Ring shall be paid on the RFS Date of such Wavelength Ring. Billing of OA&M Charges shall start from the RFS Date.

1.2.4 If Purchaser notifies Grantor that the Wavelengths or Wavelength Ring do not meet the RFS Standard, Grantor shall be given ten (10) Working Days to correct the defect. On the expiry of the ten (10) Working Day period Purchaser shall be given ten (10) Working Days to perform its acceptance tests and the procedure set forth in this section 1.2 shall continue to apply until the Wavelengths and Wavelength Ring meet the RFS Standard.

1.2.5 If Purchaser has not communicated either a positive or negative response to Grantor within ten (10) Working Days of the Committed Delivery Date of the relevant Wavelength or Wavelength Ring, Grantor shall give Notice to Purchaser that the acceptance testing period has expired without communication from Purchaser. If an additional ten (10) Working Days pass without communication from Purchaser, Grantor shall be entitled to invoice Purchaser for such Wavelength or Wavelength Ring (including OA&M fees). Any outage or defect on the Capacity shall be handled through the Customer Support Centre process set forth in Clause 8.

1.3      LEAD TIME TO CONNECT GUARANTEE

THE COMMITTED DELIVERY DATE is the date corresponding to the dates mentioned in.(*)

If the Committed Delivery Date is not met, the following penalties will be paid by Grantor to Purchaser:(*)

Penalties will apply both on individual Wavelength and individual Wavelength Ring.(*)

2.       QS COMMITMENTS FOR WAVELENGTHS

COMMITTED MONTHLY AVAILABILITY

(a)      Committed Monthly Availability Ratio per Wavelength

Between Grantor POPs:(*)
Between Grantor POP and Purchaser POP:(*)
Between Grantor POP and POP where Purchaser co-locates with Grantor (between Grantor ODF and Purchaser Footprint):(*)

(b)      Penalties

If the Committed Monthly Availability Ratio per Wavelength set out in (a) above is not met, the following penalties shall be paid by Grantor to Purchaser.

For WavelengthRings
-------------------

Measured monthly availability                     Penalties
PER WAVELENGTH
--------------------------------      ---------------------------------------(*)


* Wavelength Monthly OA&M = Yearly Wavelength Ring OA&M/12/number of Wavelength in the Corresponding Wavelength Ring [see table below - Schedule 5 - 1 (ii)].

       THE CAPACITY                      # Wavelength per
                                         Wavelength Ring
       ----------------------            --------------------------
       RING 1                 --          4
       RING 2                 --          4
       RING 3                 --          6
       RING 4                 --          5
       RING 5                 --          5
       RING 6                 --          4
       RING 7                 --          5


For Wavelengths(*)
---------------
       Measured monthly availability PER   Penalties
       WAVELENGTH
       ---------------------------------   ---------------------------------

** Wavelength Monthly OA&M = Yearly Wavelength OA&M/12 in the Corresponding Wavelength Ring [see table below - Schedule 5 - 1 (iii)].(*)

(c)      Committed Monthly Availability for Wavelength Rings

Penalties will be paid in case of POP isolation.
There is a POP isolation when Purchaser encounters a complete loss of service for at least one POP of the Wavelength Ring, i.e. when two point to point Wavelengths belonging to the same Wavelength Ring are unavailable. The POP Committed Monthly Availability rate (i.e. time while there is no POP isolation) is 99.9%.

(d) If the POP Committed Monthly Availability rate set out above is not met, the following penalties shall be paid by Grantor to Purchaser.

Measured monthly availability PER PoP      Penalties
ISOLATION                                                            (*)
-------------------------------------      --------------------------

* Monthly OA&M = Yearly Wavelength Ring OA&M/12

These penalties are not to be added to point to point Wavelength penalties should two or more Wavelengths belonging to the same Wavelength Ring be unavailable without encountering a POP isolation, penalties should be paid as described in 2.1(b).above; should two or more Wavelengths belonging to the same Wavelength Ring be unavailable, resulting in one or more POP isolation, penalties will be paid as described in paragraph 2.1 (d).

2.2      MEAN TIME TO RESTORE

Mean Time to Restore Commitment

Between Grantor POPs:(*)
Between Grantor POP to Purchaser POP:(*)


3.       QOS COMMITMENTS FOR INTERIM SONET CAPACITY

For Interim SONET capacity as described in Schedule 2A, the QoS commitments which apply are the ones which have been contracted with the third party providers.


4.       PLANNED WORKS

Planned works are excluded in the Committed Monthly Availability Ration within the following criteria: Up to two (2) instances of planned works per quarter each with a maximum duration of two (2) hours, and a maximum outage duration of thirty (30) minutes. Outage time in excess of thirty (30) minutes will be included in the calculation of the network availability service level.
Planned works must be scheduled with a least fourteen (14) calendar days notice.


5.       ESCALATION PROCEDURE

When target quality parameters are not met, or when a customer is dissatisfied, Grantor Management can be contacted. An escalation process via the Account Manager is offered as well as an escalation process directly to responsible staff.
Table: Contacts Provisioning (for escalation only)(*) pages 39, 40


ESCALATION LEVEL        FTLD/CSS/PSD                 PHONE/FAX NUMBERS AND EMAIL ADDRESS           NEXT LEVEL INTERVAL
-------------------------------------------------------------------------------------------------------------------------




CSS= Customers Services and Sales
PSD= Pre-Sales and Delivery

Any above contact may be changed any time in writing (by personal delivery, first class mail, overnight courrier or facsimile) with two (2) Working Days prior notice to the other Party. Notice shall be deemed given on the day of mailing, personal delivery, sending by mail or facsimile thereof.


6.       NETWORK MANAGEMENT(*)

7.       THE CUSTOMER SUPPORT CENTER (CSC)(*) pages 40-42

CSC - CONTACT
-------------
24 Hours Grantor's Service Center:
Phone: +33 1 53 45 78 03
Fax: +33 1 53 45 78 51

Before availability of a US-based Grantor CSC, for any outage, the Grantor CSC will open a conference call to permit Purchaser's NMC to have direct access to Purchaser's NMC which will be in charge of the outage.

Once a US-based Grantor CSC is nominated, only in case of major outage will Grantor's CSC open a conference call to permit Purchaser's NMC to have a direct access to Grantor's NMC which will be in charge of the outage.

                        ESCALATION PROCEDURE FOR SERVICE

If the problem is not being addressed in a satisfactory manner or if it needs higher management attention to be resolved, the following escalation sequence is available to Purchaser.(*)


ESCALATION LEVEL        FTLD/CSS/CCM                 PHONE/FAX NUMBERS AND EMAIL ADDRESS           NEXT LEVEL INTERVAL
-------------------------------------------------------------------------------------------------------------------------



CCM= Customers Commitment Management

                     SCHEDULE 7: READY FOR SERVICE STANDARD

                  WAVELENGTH TESTING AND ACCEPTANCE PROTOCOL

The testing and reporting activities that shall be performed are:

--       Optical interface BIS tests
--       End-to-end BIS tests of optical channel trail

Acceptance testing shall include the local loop to ensure interoperability of the Capacity with the local loop.

1.       BRINGING INTO SERVICE (BIS) TESTS

The Capacity or Wavelengths provided by Grantor in the form of Wave Division Multiplexing ("WDM") services consists of a number of optical channel trails. Each optical channel trail is set up through the Supplier Optical Transport Network (OTN) across one or more concatenated point-to-point WDM links. The Wavelengths terminate in the demarcation Optical Distribution Frames (ODF) between Grantor and Purchaser. Figure1 illustrates the concept of a point-to-point WDM link and figure 2 illustrates the concept of an optical channel trail.

        [GRAPHICS OMITTED]                                 [GRAPHICS OMITTED]


FIGURE 1: OPEN POINT-TO-POINT WDM LINK.       FIGURE 2: OPTICAL CHANNEL TRAIL CROSSING TWO
EQUIPMENT USING G.957 INTERFACES CAN BE       POINT-TO-POINT WDM LINKS USING A BACK-TO-BACK
INTERCONNECTED TO THE WDM TERMINAL            CONFIGURATION. THE OPTICAL CHANNEL TRAIL CONSUMES ONE
MULTIPLEXERS VIA TRANSPONDERS.                WAVELENGTH CHANNEL ON EACH OF THE TWO LINKS. IN-LINE
                                              AMPLIFIERS ARE NOT REPRESENTED.


1.1      OPTICAL INTERFACE BIS TESTS

The goal of this test is to verify the optical interfaces of the optical channel trail at its two termination transponders. The tests will be performed at the demarcation point of the optical channel trail, which will be:
- in case of non-Purchaser's site, at the end of the jumper provided by Grantor terminating at the Purchaser's ODF rack ;
- in case on Purchaser's site, at the Grantor's ODF.

These test results will be reported to Purchaser, however the optical interface tests of possible intermediate transponders will not be reported to him.

1.1.1    WDM channel output (Tx board) power measurement:
               Connect Power Meter at Supplier ODF to WDM Rx board of the appropriate channel

1.1.2 WDM channel input (Rx board) power range measurement:
      a/ When a test set is used, during this test, the output power of the test set will be set so as to verify that the test is passed pursuant to the specifications, measured at the Supplier ODF.

      b/ when a hard loop is used, the output power to the WDM channel of the test set will be set so as to verify that the test is passed pursuant to the specifications, measured at the Supplier ODF. OK

1.2      END-TO-END BIS TESTS OF OPTICAL CHANNEL TRAIL.

1.2.1     TEST OBJECTIVES

As a consequence of the recommendation status, two types of BIS tests will be performed:
- End-to-end BIS test at OC48 Multiplex Section level.
- End-to-end BIS test at VC-4/STS-3c path level.

Only test equipment will be used to perform the BIS test. There will be no SDH equipment (e.g. ADM, DXC) involved in the test configuration.

The BIS test will be performed for each of the wavelengths individually, possibly concurrently for a 24-hour period. If the objectives set forth herein have not been met at this point, after localization of the fault the BIS test shall be repeated concurrently for another 24-hour period.

1.2.1.1  End-to-end BIS test at OC48Multiplex Section level.

The error performance limits for the end-to-end BIS test at the OC48 Multiplex Section level for a 24-hour period are:
- ES objectives are not applicable
- SES objective is = 0

1.2.1.2  End-to-end BIS test at VC4/STS-3c path level.

The end-to-end BIS test for the VC4/STS-3c path level will be performed for one VC4/STS-3c path only. The error performance definitions and error performance parameters and limits for the end-to-end BIS of the VC4/STS-3c path are respectively fully specified in ITU G.826, G.828, M.2110 and M.2101. For each of these tests, the following VC4 Path Objectives for ES and SES thresholds will be used.

                                VC-4/STS-3C LINK
24-hour test

      Allocation                 ES                         SES
     -----------      -----------------------       ---------------------
                       S1             S2            S1           S2
         1,5%                6             20            0             2
          3%                 16            36            0             4
          5%                 30            56            0             5

       The allocation is based on path length (d):
       d less that or = 1000km path allocation = 1.5%
       1000 less than d less than or equal 2500km path allocation = 3% d greater than 2500km path allocation = 5%

                             VC4-4C AND VC4-16C LINK

24-hour test

      Allocation                 ES                         SES
     -----------      -----------------------       ---------------------
                       S1             S2            S1           S2
         1,5%                 Not       Not                0             2
                          applicable applicable
          3%                  Not       Not                0             4
                          applicable applicable
          5%                  NA        NA                 0             5

1.3      JITTER MEASUREMENT

A jitter measurement will not be systematically performed. However, jitter on a Wavelength shall always be within the "Network Limits for Jitter" defined in the ITU standard ITU-T G 825. Grantor has guarantees from its supplier that all Wavelengths shall pass through up to 30 (thirty) spans or 60 (sixty) transponders without violation of the ITU Standard in terms of jitter tolerance.

At any time, upon Purchaser's request, for a Wavelength, Grantor will run a single jitter test over one given Wavelength (whose length is greater than 1,000 miles) chosen by Purchaser. In the event that the ITU standard is not met, Purchaser is entitled to request a jitter test over another Wavelength (greater than 1,000 miles). If at any time the ITU standard is not met, then the Wavelength may be returned to Grantor for correction.


TEST CONFIGURATION
------------------
A per direction test configuration will be used.

                               [GRAPHICS OMITTED]

Upon Grantor's request and mutual agreement of the Parties, one of the two testers may be replaced by a hard-ware loop for the end-to-end BIS tests of optical channel trail and for the jitter measurement (in the limit of section 1.3). In such case, the use of hard-war loop at one end will be notified in the test acceptance to be sent to the Purchaser.


1.4      ROUND TRIP DELAY (RTD) MEASUREMENT

A loop configuration is used to perform this measurement (a tester at one extremity of the optical channel, a hardware loop at the other extremity). Grantor will provide Purchaser with the measured RTD of the optical channel. It can be measured from either side of the channel.
It corresponds to 2 times the propagation delay in the channel (time for a signal to be transmitted from the Tester to the hardware loop and return). There is no objective value for this measurement, which is provided for information, however this value shall be close to the theoretical estimated RTD based on the distances of each Network link and compliant with the routing selected by the purchaser

2.        TEST PROCEDURE

The test procedure consists of performance of the following steps:
Committing to BIS
Tester set-up
Performing BIS end-to-end test between POPs
Circuit check
Perform round-trip delay measurement at VC4 level
Perform 15 minutes performance test
Perform 24 hours performance test (concurrent measurement of STM-16 multiplex section and one VC4 path)
- If either the end-to-end BIS at OC-48 multiplex section level or the end-to-end BIS test at VC4 path level does not meet the objectives set forth above then the fault is localized and the previous step (i.e. 24 hours performance test) is repeated
Writing down the BIS report

When all tests are successful, Grantor shall provide Purchaser with a report which details the results of the tests described in ss. 1:
-        Output power, extremity A
-        Input range, extremity A,
-        Output power, extremity B,
-        Input range, extremity B,
-        24 hours BIS test at OC-48 MS level,
-        Jitter measurement (when it is performed. See section 1.3)
-        RTD measurement
The report shall be sent by Fax and e-mail to the Project Managers identified on the Service Order Form

                       SCHEDULE 8 - ORDER FORMS - SAMPLES


REQUEST FOR HOUSING SERVICES
(RHS) FORM

1. HOSTING / HOUSING CONTRACT NUMBER:       FTLD/M&S/01/051 SCHEDULE 3
2.       ORDER REFERENCE NUMBER:
                                ---------------------------------------
3.       DATE SUBMITTED BY CUSTOMER:
                                    -----------------------------------
4.       SERVICE/S REQUESTED:
                             ------------------------------------------

5.       SERVICES OFFERED:
6.       HOSTING / HOUSING                           SEE SECTION 5
         ---------------------------------------------------------
         CABLING / EXTENDED DEMARC          SEE SECTION 6
         CABLE ACCESS TO BUILDING                   SEE SECTION 7
         OTHER SERVICES (TO BE AGREED TO)           SEE SECTION 8


                            1. REQUESTOR INFORMATION
                               ---------------------

----------------------------------------------------------------------------------------------------------------------------
                                                1.1 - REQUESTOR INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                                COMPANY NAME:
----------------------------------------------------------------------------------------------------------------------------
             REPRESENTED BY (NAME, POSITION):
----------------------------------------------------------------------------------------------------------------------------
                                     ADDRESS:
----------------------------------------------------------------------------------------------------------------------------
                                        CITY:
----------------------------------------------------------------------------------------------------------------------------
                                     COUNTRY:
----------------------------------------------------------------------------------------------------------------------------
                            POSTAL / ZIP CODE
----------------------------------------------------------------------------------------------------------------------------
                                PHONE NUMBER:
----------------------------------------------------------------------------------------------------------------------------
                                         FAX:
----------------------------------------------------------------------------------------------------------------------------
                             N(DEGREE) SIRET:
----------------------------------------------------------------------------------------------------------------------------
                                    CODE NAF:
----------------------------------------------------------------------------------------------------------------------------
         BILLING ACCOUNT (IF IT IS THE CASE):
----------------------------------------------------------------------------------------------------------------------------

                             2. BILLING INFORMATION
                                -------------------

----------------------------------------------------------------------------------------------------------------------------
                                 BILLING INFORMATION (INVOICE TO BE SENT TO ABOVE ADDRESSE)
----------------------------------------------------------------------------------------------------------------------------
                                COMPANY NAME:
----------------------------------------------------------------------------------------------------------------------------
             REPRESENTED BY (NAME, POSITION):
----------------------------------------------------------------------------------------------------------------------------
                                     ADDRESS:
----------------------------------------------------------------------------------------------------------------------------
                                        CITY:
----------------------------------------------------------------------------------------------------------------------------
                                     COUNTRY:
----------------------------------------------------------------------------------------------------------------------------
                            POSTAL / ZIP CODE
----------------------------------------------------------------------------------------------------------------------------
                                PHONE NUMBER:
----------------------------------------------------------------------------------------------------------------------------
                                         FAX:
----------------------------------------------------------------------------------------------------------------------------
                             N(DEGREE) SIRET:
----------------------------------------------------------------------------------------------------------------------------
                                    CODE NAF:
----------------------------------------------------------------------------------------------------------------------------

     3. HOSTING / HOUSING SITE INFORMATION
     -------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                    3.1 - HOSTING / HOUSING SITE INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                     ITEMS                              REQUESTER REQUIREMENTS                   PROVIDER COMMENTS
----------------------------------------------------------------------------------------------------------------------------
                                     SITE NAME:
----------------------------------------------------------------------------------------------------------------------------
                                       ADDRESS:
----------------------------------------------------------------------------------------------------------------------------
                                          CITY:
----------------------------------------------------------------------------------------------------------------------------
                                       COUNTRY:
----------------------------------------------------------------------------------------------------------------------------
                             POSTAL / ZIP CODE:
----------------------------------------------------------------------------------------------------------------------------
              REQUESTED READY FOR SERVICE DATE:
----------------------------------------------------------------------------------------------------------------------------
                INITIAL TERM REQUESTED (YEARS):
----------------------------------------------------------------------------------------------------------------------------

     4.  SITE ACCESS INFORMATION
     ---------------------------

----------------------------------------------------------------------------------------------------------------------------
                                             4.1 - SITE ACCESS INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                     ITEMS                              REQUESTER REQUIREMENTS                   PROVIDER COMMENTS
----------------------------------------------------------------------------------------------------------------------------

DEFINE SITE ACCESS REQUIREMENTS OR LIMITATIONS:
----------------------------------------------------------------------------------------------------------------------------
                                         OTHER:
----------------------------------------------------------------------------------------------------------------------------




     5.  SHARED SPACE INFORMATION
     ----------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                      5.1 - CABINET/S
----------------------------------------------------------------------------------------------------------------------------
                     ITEMS                              REQUESTER REQUIREMENTS                   PROVIDER COMMENTS
----------------------------------------------------------------------------------------------------------------------------
                   NUMBER OF CABINETS REQUIRED:
----------------------------------------------------------------------------------------------------------------------------
                   CABINET LAYOUT REQUIREMENTS:
----------------------------------------------------------------------------------------------------------------------------
            LOCATION (ROOM, ROW AND CABINET #):
----------------------------------------------------------------------------------------------------------------------------
          CABINET SUPPLIED BY (FTLD OR EQUANT):
----------------------------------------------------------------------------------------------------------------------------
                     TYPE OF CABINET/S REQUIRED
    600*600, 600*800, 600*900, OTHER (SPECIFY):
----------------------------------------------------------------------------------------------------------------------------
        CABINET/S SPECIFICATIONS (INCHES OR MM)
                        HEIGHT X WIDTH X DEPTH:
----------------------------------------------------------------------------------------------------------------------------
     MAXIMUM DC POWER REQUIREMENTS PER CABINET:
----------------------------------------------------------------------------------------------------------------------------
     MAXIMUM AC POWER REQUIREMENTS PER CABINET:
----------------------------------------------------------------------------------------------------------------------------
  FLOOR LOADING REQUIREMENTS (KGS / PER SQ. M):
----------------------------------------------------------------------------------------------------------------------------
   1ST LEVEL MAINTENANCE REQUIREMENTS: (SPECIFY
         EXPECTED RESPONSE TIMES FOR NORMAL AND
   NON-BUSINESS HRS AND CRITICAL / NON-CRITICAL
                                        EVENTS)
----------------------------------------------------------------------------------------------------------------------------
       INSTALLATION PERFORMED BY (FTLD, EQUANT,
                                        OTHER):
----------------------------------------------------------------------------------------------------------------------------
                   OTHER SPECIFIC REQUIREMENTS:
----------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                   5.2 - SHARED SPACE INSTALLATION FEES & OTHER CHARGES
----------------------------------------------------------------------------------------------------------------------------
                   DATE INSTALLATION COMPLETED:
----------------------------------------------------------------------------------------------------------------------------
                        TOTAL INSTALLATION FEE:
----------------------------------------------------------------------------------------------------------------------------
              MONTHLY RECURRING FEES (EXPLAIN):
----------------------------------------------------------------------------------------------------------------------------
                                   MAINTENANCE:
----------------------------------------------------------------------------------------------------------------------------
                              POWER / ELECTRIC:
----------------------------------------------------------------------------------------------------------------------------
                                         OTHER:
----------------------------------------------------------------------------------------------------------------------------



     6.  CABLING / EXTENDED DEMARC INFORMATION
     -----------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                           6.1 - END "A" TERMINATION INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                     ITEMS                              REQUESTER REQUIREMENTS                   PROVIDER COMMENTS
----------------------------------------------------------------------------------------------------------------------------
LOCATION (FLOOR, ROOM, ROW, RACK AND POSITION):
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                           6.2 - END "B" TERMINATION INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                     ITEMS                              REQUESTER REQUIREMENTS                   PROVIDER COMMENTS
----------------------------------------------------------------------------------------------------------------------------
LOCATION (FLOOR, ROOM, ROW, RACK AND POSITION):
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                        6.3 - CABLE AND TERMINATION SPECIFICATIONS
----------------------------------------------------------------------------------------------------------------------------
                     ITEMS                              REQUESTER REQUIREMENTS                   PROVIDER COMMENTS
----------------------------------------------------------------------------------------------------------------------------
       TYPE OF CABLE REQUIRED (OPTICAL / FIBER,
               COAXIAL, COPPER, OTHER EXPLAIN):
----------------------------------------------------------------------------------------------------------------------------
                  TYPE OF TERMINATION REQUIRED:
----------------------------------------------------------------------------------------------------------------------------
                           ETHERNET (YES / NO):
----------------------------------------------------------------------------------------------------------------------------
             CABLE LENGTH (END "A" TO END "B"):
----------------------------------------------------------------------------------------------------------------------------
                   OTHER SPECIFIC REQUIREMENTS:
----------------------------------------------------------------------------------------------------------------------------
 INSTALLATION PERFORMED BY FTLD, EQUANT, OTHER)
----------------------------------------------------------------------------------------------------------------------------
            TECHNICAL CONTACT (NAME AND PHONE):
----------------------------------------------------------------------------------------------------------------------------
   1ST LEVEL MAINTENANCE REQUIREMENTS: (SPECIFY
         EXPECTED RESPONSE TIMES FOR NORMAL AND
   NON-BUSINESS HRS AND CRITICAL / NON-CRITICAL
                                        EVENTS)
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                               6.4 - CABLE AND TERMINATION INSTALLATION FEES & OTHER CHARGES
----------------------------------------------------------------------------------------------------------------------------
                   DATE INSTALLATION COMPLETED:
----------------------------------------------------------------------------------------------------------------------------
                        TOTAL INSTALLATION FEE:
----------------------------------------------------------------------------------------------------------------------------
              MONTHLY RECURRING FEES (EXPLAIN):
----------------------------------------------------------------------------------------------------------------------------
                                   MAINTENANCE:
----------------------------------------------------------------------------------------------------------------------------
                                         OTHER:
----------------------------------------------------------------------------------------------------------------------------



     7.  ACCESS TO BUILDING INFORMATION
     ----------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                    7.1 - BUILDING ACCESS SPECIFICATIONS & INFORMATION
----------------------------------------------------------------------------------------------------------------------------
                     ITEMS                              REQUESTER REQUIREMENTS                   PROVIDER COMMENTS
----------------------------------------------------------------------------------------------------------------------------
                       ACCESS TYPE REQUIREMENTS
                       (SIMPLE OR DUAL ACCESS):
----------------------------------------------------------------------------------------------------------------------------
             DEFINE ENTRY POINT/S REQUIREMENTS:
----------------------------------------------------------------------------------------------------------------------------
                     DEFINE TERMINATION POINT/S
              (FLOOR, ROOM, ROW AND CABINET #):
----------------------------------------------------------------------------------------------------------------------------
                   OTHER SPECIFIC REQUIREMENTS:
----------------------------------------------------------------------------------------------------------------------------
               INSTALLATION TO BE PERFORMED BY:
           (FTLD, EQUANT, FTLD PARTNERS, OTHER)
----------------------------------------------------------------------------------------------------------------------------
            TECHNICAL CONTACT (NAME AND PHONE):
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                  7.2 - BUILDING ACCESS INSTALLATION FEES & OTHER CHARGES
----------------------------------------------------------------------------------------------------------------------------
                   DATE INSTALLATION COMPLETED:
----------------------------------------------------------------------------------------------------------------------------
                        TOTAL INSTALLATION FEE:
----------------------------------------------------------------------------------------------------------------------------
              MONTHLY RECURRING FEES (EXPLAIN):
----------------------------------------------------------------------------------------------------------------------------
                                   MAINTENANCE:
----------------------------------------------------------------------------------------------------------------------------
                                         OTHER:
----------------------------------------------------------------------------------------------------------------------------

     8.  OTHER HOSTING / HOUSING SERVICE/S INFORMATION
     -------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                    8.1 - OTHER HOSTING / HOUSING SERVICE REQUIREMENTS
----------------------------------------------------------------------------------------------------------------------------
                     ITEMS                              REQUESTER REQUIREMENTS                   PROVIDER COMMENTS
----------------------------------------------------------------------------------------------------------------------------
                   DEFINE "OTHER" REQUIREMENTS:
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                         8.2 - OTHER HOSTING / HOUSING SERVICE/S INSTALLATION FEES & OTHER CHARGES
----------------------------------------------------------------------------------------------------------------------------
                   DATE INSTALLATION COMPLETED:
----------------------------------------------------------------------------------------------------------------------------
                        TOTAL INSTALLATION FEE:
----------------------------------------------------------------------------------------------------------------------------
              MONTHLY RECURRING FEES (EXPLAIN):
----------------------------------------------------------------------------------------------------------------------------
                                   MAINTENANCE:
----------------------------------------------------------------------------------------------------------------------------
                                         OTHER:
----------------------------------------------------------------------------------------------------------------------------



     9.  CUSTOMER AND PROVIDER AGREEMENT
     -----------------------------------

------------------------------------------------------------------------------------------------------------------
                   CUSTOMER INFORMATION                                          PROVIDER INFORMATION
Proposal Accepted by:                                      Request Approved by:

Name:                                                      Name:

Date:                                                      Date:
Signature:
                                                           Signature:

If this proposal is accepted, please reserve space for 30
days.                                                      If this request is rejected, provide comments.

Return this form to the Provider including your comments.  Return this form to the Customer.
------------------------------------------------------------------------------------------------------------------


                                                   SERVICE ORDER FORM
                                         N(DEGREE): FTLD/02.024/CSS - RATLNYC001


                                                   1. CUSTOMER DETAILS

--------------------------------------------------------------------------------
CUSTOMER NAME:

BILLING  ADDRESS:

INVOICE TO BE SENT @:
BILLING CONTACT:
PROJECT MANANGER

COMMERIAL CONTACT:
--------------------------------------------------------------------------------

                                                   2. ORDER DETAILS
================================================================================
Lambda on Ring 1                                                             v
================================================================================

ORDER TYPE:
DESCRIPTION                 ----------------------------------------------------

---------------------------------------------------    -------------------------
GNE PLAN NUMBER                                         REQUEST DATE
---------------------------------------------------     ------------------------
PHYSICAL INTERFACE
---------------------------------------------------     ------------------------
ITU IDENTIFIER                                          COMMITTED  DATE
---------------------------------------------------     ------------------------
LINE SPEED                                              NAME OF EQUANT REQUESTOR
---------------------------------------------------     ------------------------


TERMINATION DETAILS:

                           LOCATION A                 LOCATION B


===============================
ATL2                          V
===============================


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
Floor / Room / Suite
--------------------------------------------------------------------------------
Extended Demark Required
--------------------------------------------------------------------------------
Who provides extension
--------------------------------------------------------------------------------
Collocation required
--------------------------------------------------------------------------------
Note
--------------------------------------------------------------------------------
===============================
NYC1                          V
===============================


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
Floor / Room / Suite
--------------------------------------------------------------------------------
Extended Demark Required
--------------------------------------------------------------------------------
Who provides extension
--------------------------------------------------------------------------------
Collocation required
--------------------------------------------------------------------------------
Note
--------------------------------------------------------------------------------
===============================
PHL                            V
===============================


--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
Floor / Room / Suite
--------------------------------------------------------------------------------
Extended Demark Required
--------------------------------------------------------------------------------
Who provides extension
--------------------------------------------------------------------------------
Collocation required
--------------------------------------------------------------------------------
Note
--------------------------------------------------------------------------------
===============================
ATL1                          V
===============================



===============================
NYC1                          V
===============================

--------------------------------------------------------------------------------
Address


--------------------------------------------------------------------------------
Floor / Room / Suite
--------------------------------------------------------------------------------
Extended Demark Required
--------------------------------------------------------------------------------
Who provides extension
--------------------------------------------------------------------------------
Collocation required
--------------------------------------------------------------------------------
Note
--------------------------------------------------------------------------------


------------------------------------------------  ------------------------------
3. FINANCIAL  DETAILS                             4. SPECIAL CONDITIONS (IF ANY)
                                                  -----------------------------



UPFRONT PAYMENT
O&M PER YEAR

------------------------------------------------


                                                          5. AGREEMENT


The present service order form is governed expressly by the terms and conditions set out in the Agreement N(degree) FTLD/02.024/CSS signed between EQUANT and France Telecom and is valid until (DD-MM-YYYY).


BETWEEN:

EQUANT
Represented by
Position:                      -----------------------------------------------
                               -----------------------------------------------

Signature:
Date:                          -----------------------------------------------
                               -----------------------------------------------

FRANCE TELECOM
Represented by
Position:                      -----------------------------------------------
                               -----------------------------------------------

Signature:
Date:                          -----------------------------------------------
                               -----------------------------------------------



SITE ID     ADDRESS                                                      AVAILABILITY    EXTENDED      WHO
                                                                                         DEMARK       PROVIDES       COLLOCATION
                                                                                         REQUIRED     EXTENSION      REQUIRED

   ATL2     56 Marietta St., Atlanta, GA 30303                                           Yes          FTLD           Yes
   ATL1     345 Courtland Street, Atlanta , GA  30308                                    Yes          FTLD           Yes
    BNA     2990 Sidco Drive, Nashville , TN 37204                                       Yes          FTLD           Yes
    BOS     1 Summer Street, Boston , MA 02110                                           Yes          Equant         No
   CHI1     111 North Canal Street , IL 60606                                            Yes          FTLD           Yes
   CHI2     601 W. Polk Street, Chicago  , IL 60607                                      Yes          Equant         No
    CLE     4000 Chester Avenue, Cleveland , OH 44103                                    Yes          FTLD           Yes
    DAL     Telecom Carrier Hotel, 2020 Live Oak Street, Dallas , TX 75201               Yes          Equant         No
    DEN     1850 Pearl Street, Denver , CO 80203                                         Yes          FTLD           Yes
    DET     Ponopscot bldg, 645 Griswold Street, Detroit , MI 48226                      Yes          Equant         No
    HOU     7100 Business Park Dr, Houston , TX 77041                                    Yes          Equant         No
    JSD     501 West Texas Avenue, Stratford , TX 79084                                  Yes          FTLD           Yes
    LAX     818 West 7th Street, Los Angeles , CA 90017                                  Yes          FTLD           Yes
    MIA     49 NW 5th Street, Miami , FL 33128                                           Yes          FTLD           Yes
   NYC1     111 8th Avenue, New York , NY 10011                                          Yes          Equant         No
   NYC2     85 10th Avenue, New York , NY 10011                                          Yes          FTLD           Yes
    OGD     526 West 17th Street , Ogden, UT 8404                                        Yes          FTLD           Yes
    PHL     401 N Broad Street, Philadephia , PA 19108                                   Yes          Equant         No
    SEA     1000 Denny way, Seattle , WA 98109                                           Yes          FTLD           Yes
    SFO     185 Berry Street , San Francisco,  CA 94107                                  Yes          FTLD           Yes
    SJC     1380 Kiefer road, San Jose , CA 94107                                        Yes          FTLD           Yes
    WAS     13775 McLearen Road,  Oak Hill , VA 20171                                    Yes          Equant         No


                  Choice Location A            Choice Location B
Segment 1                                   2                         16
Segment 2                                  16                         19
Segment 3                                  19                         23
Segment 4                                   3                         23
Segment 5                                  30                          1
Segment 6                                   1                          1
Segment 7                                   1                         29
Segment 8
Segment 9
Segment 10
Segment 11

Ring                                                              1
                                                       upfront     O&M
Lambda on Ring1
Lambda on Ring2
Lambda on Ring3
Lambda on Ring4
Lambda on Ring5
Lambda on Ring6
Lambda on Ring7







Lambda Point to point Denver - Los Angeles
Lambda Point to point Los Angeles - San Jose
Lambda Point to point San Jose - San Francisco
Lambda Point to point San Francisco - Seattle
Lambda Point to point Seattle - Denver